Exhibit No. 99.1

Aruba Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of July 31, 2013

	Previously Reported	Adjusted	Change
Assets
Current assets
Cash and cash equivalents	$144,919	$144,919	$-
Short-term investments	269,882	269,882	-
Accounts receivable, net	93,191	93,191	-
Inventory, net	28,895	28,895	-
Deferred cost of revenue	12,657	12,657	-
Prepaids and other	20,090	20,090	-
Deferred income tax assets, current	28,801	29,076	275

Total current assets	598,435	598,710	275

Property and equipment, net	27,536	27,536	-
Goodwill	67,242	67,242	-
Intangible assets, net	26,937	26,937	-
Deferred income tax assets, non-current	19,788	19,788	-
Other non-current assets	6,530	6,530	-

Total non-current assets	148,033	148,033	-

Total assets	$746,468	$746,743	$275

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$119,523	$119,523	$-
Income taxes payable, current	694	662	(32)
Deferred revenue, current	109,765	109,765	-

Total current liabilities	229,982	229,950	(32)

Deferred revenue, non-current	31,578	31,578	-
Other non-current liabilities	8,990	8,990	-

Total non-current liabilities	40,568	40,568	-

Total liabilities	270,550	270,518	(32)

Stockholders' equity

Common stock	11	11	-
Additional paid-in capital	623,554	623,155	(399)
Accumulated other comprehensive loss	(1,540)	(1,540)	-
Accumulated deficit	(146,107)	(145,401)	706

Total stockholders' equity	475,918	476,225	307

Total liabilities and stockholders' equity	$746,468	$746,743	$275

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)
(Unaudited)

	For the Three Months Ended July 31, 2013			For the Year Ended July 31, 2013

	Previously Reported	Adjusted	Change	Previously Reported	Adjusted	Change

Revenue
Product	$125,025	$125,025	$-	$496,343	$496,343	$-
Professional services and support	28,039	28,039	-	103,701	103,701	-

Total revenue	153,064	153,064	-	600,044	600,044	-

Cost of revenue
Product	38,505	38,505	-	149,113	149,113	-
Professional services and support	7,228	7,228	-	27,366	27,366	-

Total cost of revenue	45,733	45,733	-	176,479	176,479	-

Gross profit	107,331	107,331	-	423,565	423,565	-

Operating expenses
Research and development	38,112	38,112	-	139,746	139,746	-
Sales and marketing	62,289	62,289	-	230,805	230,805	-
General and administrative	13,275	13,275	-	51,030	51,030	-
Legal settlement	14,000	14,000	-	14,000	14,000	-

Total operating expenses	127,676	127,676	-	435,581	435,581	-

Operating income (loss)	(20,345)	(20,345)	-	(12,016)	(12,016)	-

Other income (loss), net
Interest income	263	263	-	1,138	1,138	-
Other income (loss), net	(487)	(487)	-	653	653	-

Total other income (loss), net	(224)	(224)	-	1,791	1,791	-

Income (loss) before income taxes	(20,569)	(20,569)	-	(10,225)	(10,225)	-

Provision for (benefit from) income taxes	(4,282)	(4,988)	(706)	22,089	21,383	(706)

Net loss	$(16,287)	$(15,581)	$706	$(32,314)	$(31,608)	$706

Shares used in computing net loss per common share, basic	114,202	114,202	-	113,284	113,284	-

Net loss per common share, basic	$(0.14)	$(0.14)	$-	$(0.29)	$(0.28)	$0.01

Shares used in computing net loss per common share, diluted	114,202	114,202	-	113,284	113,284	-

Net loss per common share, diluted	$(0.14)	$(0.14)	$-	$(0.29)	$(0.28)	$0.01

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Aruba Networks, Inc.
Condensed Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended July 31, 2013			For the Year Ended July 31, 2013

	Previously Reported	Adjusted	Change	Previously Reported	Adjusted	Change

GAAP net loss	$(16,287)	$(15,581)	$706	$(32,314)	$(31,608)	$706

Plus:
a) Stock-based compensation expenses	25,231	25,231	-	96,226	96,226	-
b) Payroll taxes on stock-based compensation expenses	342	342	-	2,596	2,596	-
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	3,230	3,230	-	10,843	10,843	-
d) Legal settlement	14,000	14,000	-	14,000	14,000	-
e) Change in valuation of contingent rights liability	-	-	-	(1,665)	(1,665)	-
f) Non-GAAP income tax effects (*)	(11,448)	(11,448)	-	(11,172)	(11,172)	-
	-
Non-GAAP net income	$15,068	$15,774	$706	$78,514	$79,220	$706

GAAP net loss per common share	$(0.14)	$(0.14)	$-	$(0.29)	$(0.28)	$0.01

Plus:
a) Stock-based compensation expenses	0.21	0.21	-	0.79	0.79	-
b) Payroll taxes on stock-based compensation expenses	-	-	-	0.02	0.02	-
c) Amortization expense of acquired intangible assets and other acquisition-related expenses	0.03	0.03	-	0.10	0.10	-
d) Legal settlement	0.11	0.11	-	0.11	0.11	-
e) Change in valuation of contingent rights liability	-	-	-	(0.01)	(0.01)	-
f) Non-GAAP income tax effects (*)	(0.09)	(0.09)	-	(0.09)	(0.09)	-

Non-GAAP net income per common share (**)	$0.12	$0.13	$0.01	$0.63	$0.64	$0.01

Shares used in computing diluted GAAP net loss per common share	114,202	114,202		113,284	113,284

Shares used in computing diluted non-GAAP net income per common share	122,880	122,880		124,102	124,102

(*) These adjustments reflect the income tax effects of presenting a non-GAAP income position compared to our GAAP net loss. In addition, for the three months and twelve months ended July 31, 2013, we modified the non-GAAP reporting tax effects related to the internal transfer of certain intellectual property (IP) in 2012 as part of our new corporate organization structure in order to align our non-GAAP reporting with the initial up-front buy-in for that IP. As a result, non-GAAP net income and EPS increased by $4,256 and $0.03 in each period, all of which occurred in the fourth quarter of fiscal 2013. The benefit, had we modified our tax calculation in fiscal 2012, would have been an additional $1,019 and $3,667 to non-GAAP net income and $0.01 and $0.03 to EPS, respectively, for the three and twelve months ended July 31, 2012.

(**) The sum of the EPS impacts may not total to Non-GAAP net income per common share due to different share counts used in calculating GAAP loss per common share and Non-GAAP income per common share. The GAAP loss per common share calculation uses a lower share count as it excludes potentially dilutive shares which are included in calculating non-GAAP income per common share.

Aruba Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Year Ended July 31, 2013

	Previously Reported	Adjusted	Change

Cash flows from operating activities
Net loss	$(32,314)	$(31,608)	$706

Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	23,701	23,701	-
Provision for doubtful accounts and sales reserves	797	797	-
Write-downs for excess and obsolete inventory	5,597	5,597	-
Stock-based compensation expense	96,226	96,226	-
Accretion of purchase discounts on short-term investments	1,413	1,413	-
Loss on disposal of fixed assets	269	269	-
Change in carrying value of contingent rights liability	(1,665)	(1,665)	-
Deferred income taxes	38	(237)	(275)
Excess tax benefit associated with stock-based compensation	(10,305)	(9,906)	399
Changes in operating assets and liabilities:
Accounts receivable	(13,524)	(13,524)	-
Inventory	(15,970)	(15,970)	-
Prepaids and other current assets	(356)	(356)	-
Deferred costs	(1,417)	(1,417)	-
Other current and non-current assets	6,119	6,119	-
Deferred revenue	38,282	38,282	-
Other current and non-current liabilities	43,856	43,856	-
Income taxes payable	12,067	11,636	(431)

Net cash provided by operating activities	152,814	153,213	399

Cash flows from investing activities
Purchases of short-term investments	(287,183)	(287,183)	-
Proceeds from sales of short-term investments	75,806	75,806	-
Proceeds from maturities of short-term investments	151,718	151,718	-
Purchases of property and equipment	(20,655)	(20,655)	-
Investments in privately-held companies	(1,750)	(1,750)	-
Cash paid in acquisitions, net of cash acquired	(16,767)	(16,767)	-

Net cash used in investing activities	(98,831)	(98,831)	-

Cash flows from financing activities
Proceeds from issuance of common stock	33,194	33,194	-
Repurchases of common stock under stock repurchase program	(86,211)	(86,211)	-
Excess tax benefit associated with stock-based compensation	10,305	9,906	(399)

Net cash provided (used in) by financing activities	(42,712)	(43,111)	(399)

Effect of exchange rate changes on cash and cash equivalents	19	19	-

Net increase in cash and cash equivalents	11,290	11,290	-

Cash and cash equivalents, beginning of period	133,629	133,629	-

Cash and cash equivalents, end of period	$144,919	$144,919	$-

Supplemental disclosure of cash flow information
Income taxes paid	$3,344	$3,344	$-

Supplemental disclosure of non-cash investing and financing activities
Common stock issued in purchase acquisitions	$-	$-	$-

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Form 8-K and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to Aruba’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based compensation expenses and related payroll taxes, amortization expense of acquired intangible assets and other acquisition related expenses, non-recurring patent-infringement settlements, and the change in the valuation of the contingent rights liability, less the related tax effects. During the current period, Aruba has modified the non-GAAP reporting of tax effects related to the internal transfer of intellectual property (IP) in 2012 as part of its new corporate organization structure. Aruba management determined to exclude these tax effects in fiscal 2013 to align its non-GAAP reporting with the initial up-front buy-in for that IP. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based compensation expenses and related payroll taxes, but also discrete charges that are infrequent in nature. Further, Aruba’s management excludes from non-GAAP net income the tax effects of these non-GAAP financial measures, as without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based compensation expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets and other acquisition related expenses, non-recurring patent-infringement settlements and the change in the valuation of the contingent rights liability, less the related tax effects, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based compensation expenses and related payroll taxes, that are recurring. Stock-based compensation expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impact their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluates these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables provide reconciliations between these financial measures and their most directly comparable GAAP equivalents.